UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 21, 2019

Civista Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CIVB	NASDAQ Capital Market
Preferred	CIVBP	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 21, 2019, the Board of Directors (the “Board”) of Civista Bancshares, Inc. (“Civista”) appointed Harry Singer to fill a vacancy on the Board created by the retirement of Allen R. Maurice. Mr. Singer has extensive experience in retail distribution and commercial real estate, and is currently President & CEO of Sandusco, Inc. and ICM Distributing Company (“ICM”), Inc., based in Twinsburg, Ohio. Mr. Singer’s term as a Civista director will commence on May 21, 2019 and continue until the 2020 Annual Meeting of Shareholders. It is expected that he will be nominated by the Board to stand for reelection at Civista’s 2020 Annual Meeting of Shareholders. Mr. Singer was also appointed to the Board’s Nominating and Corporate Governance Committee and will continue to serve as a member of the Board of Directors of Civista Bank (the “Bank”).

A copy of the press release announcing Mr. Singer’s appointment is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Civista Bancshares, Inc. is a $2.3 billion financial holding company headquartered in Sandusky, Ohio and may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibit 99.1     press release announcing the appointment of Harry Singer to the Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc.
(Registrant)

Date: May 23, 2019	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President and Controller